EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement Form S-3 (Nos. 333-264647 and 333-275469) of Idaho Strategic Resources, Inc. of our report dated March 22, 2024, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ Assure CPA, LLC

Spokane, Washington
March 22, 2024